UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

INDEPENDENT BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Florida	000-51920
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

60 SW 17th Street, Ocala, Florida	34471
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 622-2377

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 15, 2010, Independent Bancshares, Inc. (“The Company”) filed an amended Form 10-Q (“Amended Report”) for the quarterly period ended September 30, 2009 to amend portions of the Company’s Quarterly Report on Form 10-Q for its quarterly period ended September 30, 2009, which was originally filed with the Securities and Exchange Commission (“SEC”) on November 16, 2009 (“Original Report”).

The Company’s wholly owned subsidiary (the “Bank”), has amended its call report for the quarter ended September 30, 2009, to make certain adjustments required in connection with management’s review of certain information including the Bank’s loan portfolio performance. As a result of the amendments to the Bank’s call reports, the Company has concluded that its previously issued consolidated financial statements for the three and nine months ended September 30, 2009, as reported in the Company’s Original Report filed on November 16, 2009, need to be restated.

In the re-filed Form 10-Q the Company amends Part I, Item 1. “Financial Statements” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to reflect a restatement of the financial statements in connection with the following adjustments:

• The provision for loan losses for the third quarter of 2009 has increased from $471,000 to $1,086,000 and net loan charge offs for the third quarter of 2009, have increased from $532,000 to $1,147,000.

• Impaired loans, net of allowance for loan losses, have increased from $10,477,000 to $12,540,000 as of September 30, 2009. Of these impaired loans, at September 30, 2009, $12,490,000 have been classified as non-accrual, an increase from the $10,428,000 originally reported.

• Loans, net of deferred loan costs and the allowance for loan losses, have declined to $138,060,000 from the previously reported level of $138,675,000 and total assets have declined to $200,772 from the previously reported level of $201,156,000.

• The Company’s net loss after tax for the three months ended September 30, 2009, has increased from $387,000 to $771,000. Loss per basic share (LPBS) for the third quarter of 2009, originally reported to be a loss of $(0.31), has increased to a loss of approximately $(0.62). Due to the adjustments in the second quarter of 2009 financial results, the Company’s after tax net loss for the nine months ended September 30, 2009, has increased from $1,947,000 to $2,331,000, and LPBS, originally reported at a loss of $(1.58), has increased to a loss of approximately $(1.87).

• Total shareholders’ equity at September 30, 2009 has declined approximately $384,000 to $14,495,000 from $14,879,000. The Bank’s leverage ratio, tier 1 risk-based capital ratio and total risk-based capital ratio have declined to 6.53%, 9.35% and 10.61%, respectively, at September 30, 2009.

In connection with the restatement of Items 1 and 2 described above, the Company is in the process of reevaluating the effectiveness of its internal controls over financial reporting and its disclosure controls and procedures and accordingly, has included revised disclosure in this Amended Report under Part I, Item 4T, “Controls and Procedures.”

This Amended Report sets forth the Original Filing in its entirety, although the Company is only restating those portions in Part I, items 1 and 2 affected by corrected financial information and the revised disclosures under Part I, Item 4T. This Amended Report includes currently-dated certifications from the Company’s Chief Executive Officer and Chief Financial Officer, as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANCSHARES, INC.

By:	/S/ MARK IMES
Mark Imes
President & CEO

Date: January 15, 2010

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